Exhibit 24(c)
February 19, 2018

Xia Liu, David P. Poroch, Art P. Beattie and Melissa K. Caen

Ladies and Gentlemen:

Georgia Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and (2) the Company’s Quarterly Reports on Form 10-Q during 2018.
The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
GEORGIA POWER COMPANY
By	/s/W. Paul Bowers
W. Paul Bowers Chairman, President and Chief Executive Officer

/s/W. Paul Bowers W. Paul Bowers	/s/Jimmy C. Tallent Jimmy C. Tallent
/s/Mark L. Burns Mark L. Burns	/s/Charles K. Tarbutton Charles K. Tarbutton
/s/Shantella E. Cooper Shantella E. Cooper	/s/Beverly Daniel Tatum Beverly Daniel Tatum
/s/Lawrence L. Gellerstedt, III Lawrence L. Gellerstedt, III	/s/Clyde C. Tuggle Clyde C. Tuggle
/s/Stephen S. Green Stephen S. Green	/s/Xia Liu Xia Liu
/s/Douglas J. Hertz Douglas J. Hertz	/s/David P. Poroch David P. Poroch
/s/Kessel D. Stelling, Jr. Kessel D. Stelling, Jr.

Extract from unanimous written consent of the board of directors of Georgia Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its 2018 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to Xia Liu, David P. Poroch, Art P. Beattie and Melissa K. Caen.

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted by unanimous written consent dated February 19, 2018 of the board of directors of Georgia Power Company, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 20, 2018		GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary